SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):     August 19, 2002

SunGard® Data Systems Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Drummers Lane, Wayne Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (610) 341-8700

(Former Name and Former Address, if Changed Since Last Report)

Item 5.    Other Events

On August 19, 2002, SunGard Data Systems Inc. issued a press release announcing that Cristóbal Conde has been elected chief executive officer and that Mr. Conde succeeds James L. Mann, who will continue to serve as chairman of the board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Exhibits.

99.1:    Press Release dated August 19, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 20, 2002

SUNGARD DATA SYSTEMS INC.

By:	/s/ MICHAEL J. RUANE
Michael J. Ruane Senior Vice President-Finance and Chief Financial Officer

Exhibit Index

Exhibit
99.1:	Press Release dated August 19, 2002